UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 9, 2005

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 9, 2005, management of The PNC Financial Services Group, Inc. (“PNC”) notified eligible participants in the PNC Supplemental Incentive Savings Plan that, beginning January 1, 2006, the employer match feature of the plan will be subject to an annual limit of $5,000 for any participant. This limitation is one of the cost savings initiatives being implemented as part of the One PNC initiative previously discussed in PNC’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the second and third quarters of 2005. PNC’s executive officers are all among the employees eligible to participate in this supplemental plan.

The PNC Supplemental Incentive Savings Plan is designed to provide eligible participants with an opportunity to defer eligible compensation once the participant’s pre-tax contributions or eligible compensation under a qualified 401(k) plan (as relevant to all of PNC’s executive officers, the PNC Incentive Savings Plan) have reached the annual qualified plan limits imposed by the Internal Revenue Code. The PNC Supplemental Incentive Savings Plan is considered a non-qualified plan for tax purposes.

Currently, when a participant contributes to the qualified PNC Incentive Savings Plan or to the PNC Supplemental Incentive Savings Plan (other than for BlackRock, Inc. or PFPC, Inc. participants), PNC matches the amount the participant contributes from that pay dollar for dollar up to the first 6% of eligible compensation contributed. Participants can contribute up to 20% of their eligible compensation to the plans.

The employer match feature has not been changed for any qualified plan sponsored by PNC. Beginning January 1, 2006, however, any matching employer contributions on behalf of a participant under the PNC Supplemental Incentive Savings Plan will be subject to the maximum annual dollar limitation described above as well as to the existing 6% limitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: December 14, 2005	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller